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                                                         MONSTERDAATA, INC.
                                       WEIGHTED AVERAGE SHARES OUTSTANDING AND EPS CALCULATION
                                                              12/31/00


                                              POST-SPLIT (1:5 REVERSE EFFECTIVE 3/26/01
                                              -----------------------------------------

                                                                                       Balance                            Weighted
                                                                   Common              Common                              Average
                                                                    Share              Shares             Days            Number of
          Date                       Description                  Activity           Outstanding       Outstanding          Shares
------------------------- -----------------------------------    ------------        ------------      -------------     -----------

For 12 months
-------------

   01/01/00               Balance                                 1,532,190          1,532,190               68             285,449

                          Issued shares - Series A
   03/09/00               Warrant & Option Exercise                  21,012          1,553,202               92             391,492

   06/09/20               ComVest Shares                          1,500,000          3,053,202              115             961,968

   10/02/00               Issued shares - Series A Conversion        27,500          3,080,702               65             548,618

   12/06/00               Issued shares re: Series C PF Fee          20,000          3,100,702               25             212,377
                                                                  ---------         ----------              ---         -----------

   12/31/00               Balance                                 3,100,702         12,319,998              365           2,399,904
                                                                  ==========        ==========              ===         ===========

                                                                                                       Net Loss          (6,623,780)

                                                                                   Dividends on Preferred Stock             (89,000)
                                                                                                                        ------------
                                                                       Loss Attributable to Common Stockholders         $(6,712,780)
                                                                                                                        ============

                                                                       Weighted Average # of Shares outstanding         $ 2,399,904
                                                                                                                        ============

                                                                                                      Basic EPS         $     (2.80)
                                                                                                                        ===========

                                                                                              Fully Diluted (1)         $     (2.80)
                                                                                                                        ===========

(1)  Because the Company had a loss any EPS calculated would be anti-dilutive and therefore
     Fully diluted EPS is equal to Basic EPS.
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